Exhibit (h)(4)(iii)

June 18, 2025

Natixis Funds Trust I

Natixis Funds Trust II

Natixis Funds Trust IV

Loomis Sayles Funds I

Loomis Sayles Funds II

Gateway Trust

888 Boylston Street, Suite 800

Boston, MA 02199-8197

Re:	Reimbursement of Class N Transfer Agency Fees

Ladies and Gentlemen:

Natixis Advisors, LLC notifies you that it will reimburse any and all transfer agency expenses for Class N shares for the following Funds during the periods indicated below:

Fund Name	Period Covered
AEW Global Focused Real Estate Fund	June 1, 2026 – May 31, 2027
Gateway Equity Call Premium Fund	May 1, 2026 – April 30, 2027
Loomis Sayles Global Growth Fund	April 1, 2026 – March 31, 2027
Loomis Sayles High Income Fund	May 1, 2026 – April 30, 2027
Loomis Sayles Inflation Protected Securities Fund	February 1, 2026 – January 31, 2027
Loomis Sayles Intermediate Duration Bond Fund	February 1, 2026 – January 31, 2027
Loomis Sayles International Growth Fund	May 1, 2026 – April 30, 2027
Loomis Sayles Limited Term Government and Agency Fund	February 1, 2026 – January 31, 2027
Loomis Sayles Senior Floating Rate and Fixed Income Fund	April 1, 2026 – March 31, 2027
Loomis Sayles Small/Mid Cap Growth Fund	February 1, 2026 – January 31, 2027
Mirova Global Megatrends Fund	May 1, 2026 – April 30, 2027
Mirova International Megatrends Fund	May 1, 2026 – April 30, 2027
Natixis Oakmark Fund	May 1, 2026 – April 30, 2027
Natixis Oakmark International Fund	May 1, 2026 – April 30, 2027
Natixis U.S. Equity Opportunities Fund	May 1, 2026 – April 30, 2027
Vaughan Nelson Mid Cap Fund	May 1, 2026 – April 30, 2027
Vaughan Nelson Select Fund	April 1, 2026 – March 31, 2027
Vaughan Nelson Small Cap Fund	May 1, 2026 – April 30, 2027

During the periods covered by this agreement, the expense reimbursement arrangement set forth above for each of the Funds may only be modified by a majority vote of the “non-interested” Trustees of the Trust affected.

We understand and intend that you will rely on this undertaking in preparing and filing the Registration Statements on Form N-1A for the Funds with the Securities and Exchange Commission, in accruing the Funds’ expenses for purposes of calculating each Fund’s net asset value per share, and for other purposes permitted under Form N-1A and/or the Investment Company Act of 1940, as amended, and expressly permit you to do so.

Natixis Advisors, LLC

By:	/s/ Susan McWhan Tobin
Name:	Susan McWhan Tobin
Title:	Executive Vice President, General
Counsel and Secretary